UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 26, 2007
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29715
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.05. Costs Associated with Exit or Disposal Activities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-4.10 Sale and Purchase Agreement
Ex-99.1 Press Release dated July 26, 2007
Ex-99.2 Unaudited Pro Forma Condensed Consolidated Financial Statements

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On July 26, 2007, Wellman, Inc. (the “Company”), Wellman International Investments, DRS Holdings, N.V and an affiliate of AURELIUS AG (“AURELIUS”). entered into a Sale and Purchase Agreement (the “SPA”), where AURELIUS purchased the Company’s European Fibers Businesses (“WIL”) for approximately $38 million in cash subject to certain adjustments, including cash at closing and working capital.
     The above summary is qualified in its entirety by reference to the SPA, a copy of which is attached as Exhibit 4.10 hereto.
Item 2.05. Costs Associated with Exit or Disposal Activities.
     The Company expects to incur certain expenses, associated with the sale, totaling $2.6 million, the majority of which will be paid in the third quarter of 2007.
Item 7.01. Regulation FD Disclosure.
     On July 26, 2007, the Company issued a press release announcing the completion of the sale of WIL. A copy of that press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Pro forma financial information
     The accompanying unaudited pro forma condensed consolidated financial information attached as exhibit 99.2 hereto is presented for illustrative purposes only. The unaudited pro forma condensed consolidated statements of operations of Wellman, Inc. have been prepared based on the historical information of Wellman Inc. and the entities it controls for the periods presented as if the disposition of WIL occurred on January 1, 2004, and are not necessarily indicative of the results of operations for future periods or the results that would have been realized had WIL been sold by us on that date. The unaudited pro forma condensed consolidated balance sheet was prepared as if the disposition of WIL occurred on June 30, 2007. The pro forma condensed consolidated financial information is qualified in its entirety by reference to and should be read in conjunction with our consolidated historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. In management’s opinion, all material pro forma adjustments necessary to reflect the transactions have been made.
     The accompanying pro forma condensed consolidated financial information is unaudited and is subject to a number of estimates, assumptions and other uncertainties, and is not necessarily indicative of the actual financial position or results of operations that would have occurred had the disposition reflected therein in fact occurred on the dates specified, nor does such financial information purport to be indicative of the financial position or results of operations that may be achieved in the future.
     (c) Not applicable
     (d) Exhibits.
4.10	Sale and Purchase Agreement

99.1	Press Release dated July 26, 2007.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.

August 1, 2007	/s/ David R. Styka

David R. Styka
Vice President, Chief Accounting Officer and Controller

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EXHIBIT INDEX

Exhibit
Number	Description

4.10	Sale and Purchase Agreement.

99.1	Press release dated July 26, 2007.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

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